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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 13, 2000
                                                        (December 12, 2000)



COMMISSION FILE NUMBERS: UNITED STATIONERS INC.:  0-10653
                   UNITED STATIONERS SUPPLY CO.: 33-59811




                             UNITED STATIONERS INC.
                          UNITED STATIONERS SUPPLY CO.
             (Exact name of Registrant as specified in its charter)





UNITED STATIONERS INC.:            DELAWARE            36-3141189
UNITED STATIONERS SUPPLY CO.:      ILLINOIS            36-2431718
                    (State or other jurisdiction of    (IRS Employer
                    incorporation or organization)     Identification No.)





                               2200 EAST GOLF ROAD
                        DES PLAINES, ILLINOIS 60016-1267
                                 (847) 699-5000


     (Address, including zip code and telephone number, including area code, of registrant's executive offices)

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             UNITED STATIONERS INC. AND UNITED STATIONERS SUPPLY CO.




ITEM 5. OTHER EVENTS

     United Stationers Inc. (the `Company") announced today that its organic sales for the two months ended November 30, 2000 were slightly below its stated target of 6% to 9%.

     The Company's rate of sales growth has slowed when compared against strong growth in the prior year, the Company remains confident that it will achieve record sales and earnings for fiscal 2000. However, as a result of slowing top-line growth, earnings per share for fiscal 2000 will be in the range of $2.84 to $2.86.

     The Company's forecasted fiscal 2000 earnings per share growth of approximately 20% exceed the stated target of 15% growth.


ITEM 7. EXHIBITS

Exhibit 99

     Press release issued by the Company on December 12, 2000.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              United Stationers Inc.
                              United Stationers Supply Co.

Dated: December 13, 2000      By: /s/ Eileen A. Kamerick
                                 -------------------------------
                                  Eileen A. Kamerick
                                  Executive Vice President and Chief
                                  Financial Officer